Exhibit 10.45

BJ SERVICES COMPANY AUDIT COMMITTEE CHARTER

PURPOSE

A.	Assist board oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, and (4) the performance of the Company’s internal audit function and independent auditors; and

B.	Prepare an audit committee report as required by the SEC to be included in the Company’s annual proxy statement.

ROLE

The Audit Committee of the Board of Directors assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and reporting practices of the Company, and will have such other duties, as may be directed by the Board. The Committee’s role includes a particular focus on the qualitative aspects of financial reporting to shareholders, and on the Company’s processes to manage business and financial risk, and the Company’s processes for compliance with significant applicable legal, and regulatory requirements. The Committee is directly responsible for the appointment, compensation, and oversight of the public accounting firm engaged to prepare or issue an audit report on the financial statements of the Company or performing other audit, review or attest services for the Company, and each such public accounting firm shall report directly to the Audit Committee.

MEMBERSHIP

The membership of the Committee shall consist of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment. Applicable laws and regulations shall be followed in evaluating a member’s independence. The chairperson shall be appointed by the full Board.

COMMUNICATIONS/REPORTING

The public accounting firm shall report directly to the Committee. The Committee is expected to maintain free and open communication with the public accounting firm, the internal auditors, and the Company’s management. This communication shall include private executive sessions, at least annually, with the public accounting firm and the internal auditors. The Committee chairperson shall regularly report on Audit Committee activities to the full Board.

EDUCATION

The Company is responsible for providing the Committee with educational resources related to accounting principles and procedures, current accounting topics pertinent to the Company and other material as may be requested by the Committee. The Company shall assist the Committee in maintaining appropriate financial literacy.

AUTHORITY

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose or to otherwise carry out its duties.

RESPONSIBILITIES

The Committee’s specific responsibilities in carrying out its oversight role are delineated in the Audit Committee Responsibilities Checklist. The responsibilities checklist will be updated periodically to reflect changes in regulatory requirements, authoritative guidance, and evolving oversight practices. As the compendium of Committee responsibilities, the most recently updated responsibilities checklist will be considered to be an addendum to this charter.

The Committee relies on the expertise and knowledge of management, the internal auditors, and the public accounting firm in carrying out its oversight responsibilities. Management of the Company is responsible for determining the Company’s financial statements are complete, accurate, and in accordance with generally accepted accounting principles. The public accounting firm is responsible for auditing the Company’s financial statements. It is not the duty of the Committee to plan or conduct audits, to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles, to conduct investigations, or to assure compliance with laws and regulations or the Company’s internal policies, procedures, and controls.

The Committee shall conduct an annual self-evaluation.

AUDIT COMMITTEE RESPONSIBILITIES CHECKLIST

WHEN PERFORMED
Audit Committee Meetings
		Spring	Fall	A/N*
1.	The Committee will perform such other functions as assigned by law, the Company’s charter or bylaws, or the Board of Directors			X

2.

The Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities.

The Committee shall be empowered to retain independent counsel, accountants, or others as it deems necessary to carry out its duties.

X

3.	The Committee shall meet two times per year or more frequently as circumstances require. Members of management shall attend the meeting and provide pertinent information as necessary. The Committee may meet without management present, if it wishes to do so.			X

4.	The agenda for Committee meetings will be prepared in consultation between the Committee chair and the CFO and Controller.	X	X	X

5.	Provide an open avenue of communication between the internal auditors, the public accounting firm, the CFO and Controller and the Board of Directors. Report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.			X

6.	Review and update the Audit Committee Responsibilities Checklist periodically.			X

7.	Provide a report in the annual proxy that includes the Committee’s review and discussion of matters with management and the independent public accounting firm.		X

8.	Include a copy of the Committee charter as an appendix to the proxy statement at least once every three years.			X

9.	Appoint, approve the compensation of, and provide oversight of the public accounting firm. Insure that rotation requirements for engagement partners of outside auditors is satisfied.	X		X

10.	Confirm annually the independence of the public accounting firm, and approve the firm’s audit, audit related, tax and other fees. Obtain and review a report by the independent auditor describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five (5) years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the independent auditor and the Company.	X		X

11.	Verify the Committee consists of a minimum of three members who are financially literate, including at least one member who has financial sophistication.		X

12.	Review the independence of each Committee member based on NYSE and other applicable rules.		X

13.	Discuss policies with respect to risk assessment and risk management. Inquire of the CFO and Controller, the head of Internal Audit, and the public accounting firm about significant risks or exposures and assess the steps management has taken to minimum such risk to the Company.			X

14.	Review with the public accounting firm and the CFO and Controller the audit scope and plan, and coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.	X

15.

Consider and review with the public accounting firm, the CFO and Controller and the head of Internal Audit:

a. The adequacy of the Company’s internal controls including computerized information system controls and security; and

b. Any related significant findings and recommendations of the independent public accountants and internal audit together with management’s response thereto.

X

16.	Review with the CFO, the Controller and the public accounting firm any significant changes to GAAP or accounting standards affecting the Company.		X

*	As Needed

AUDIT COMMITTEE RESPONSIBILITIES CHECKLIST

WHEN PERFORMED
Audit Committee Meetings
		Spring	Fall	A/N*
17.

Review with the CFO and Controller and the public accounting firm at the completion of the annual audit:

a. The Company’s annual financial statements and related footnotes

b. The public accounting firm’s audit of the financial statements and its report thereon

c. Any significant changes required in the public accounting firm’s audit plan.

d. Any audit problems or difficulties and management’s response.

e. Other matters related to the conduct of the audit which are to be communicated to the Committee under general accepted auditing standards

f. All material off-balance sheet transactions.

			X	X

18.	Review with the CFO and Controller and the public accounting firm at least annually the Company’s critical accounting policies.		X	X

19.	Review policies and procedures with respect to transactions between the Company and officers and directors, or affiliates of officer or directors, or transactions that are not a normal part of the Company’s business. Confirm with the head of Internal Audit that there are no Company loans to officers or directors.		X

20.

Consider and review with the CFO and Controller and the head of Internal Audit:

a. Significant findings during the year and management’s responses thereto.

b. Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information

c. Any changes required in planned scope of their audit plan.

			X	X

21.	Discuss the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee may address generally and is not required to address in advance of each earnings release or situation providing guidance. The Chairman of the Audit Committee will participate in a telephonic meeting among the CFO and Controller and the public accounting firm prior to earnings release.			X

22.	Review the periodic reports of the Company with the CFO and Controller, the Company and the public accounting firm prior to filing of the reports with the SEC, including the financial statements contained in Reports on Form 10-Q and Form 10-K and the Company’s disclosures under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” contained therein.			X

23.

In connection with each periodic report of the Company, review

a. Management’s disclosure to the Committee under Section 302 of the Sarbanes-Oxley Act.

b. The contents of the Chief Executive Officer and the Chief Financial Officer certificates to be filed under Sections 302 and 906 of the Act.

X

24.	Review with the head of Internal Audit and the chairman of the Compliance Committee the results of the review of the Company’s internal questionnaire, which monitors compliance with its compliance policies.		X	X

25.	Meet with the public accounting firm in executive session to discuss any matters that the Committee or the public accounting firm believe should be discussed privately with the Audit Committee.	X	X

26.	Meet with the head of Internal Audit in executive sessions to discuss any matters that the Committee or the head of Internal Audit believe should be discussed privately with the Audit Committee.	X	X

27.	Meet with management in executive sessions to discuss any matters that the Committee or management believes should be discussed privately with the Audit Committee.			X

28.

Establish procedures for

—     the receipts, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

—     the confidential, anonymous submission by employees of the issuer of concerns regarding questionable accounting or auditing matters

X

29.	Annual performance evaluation of the Committee.		X

30.	Set clear hiring policies for employees or former employees of independent auditors.			X

•	As Needed